Exhibit 10.12

Execution Version

SHARE PURCHASE AGREEMENT

THIS DEED is made on __ June 2021

BETWEEN

(1)	THE PERSONS whose details are set out in Schedule 1 (together the “Sellers” and each a “Seller”); and

(2)	VERTICAL AEROSPACE LTD., a Cayman Islands limited by shares with its registered office at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Pubco”).

WHEREAS

(A)	Concurrently with the execution of this Deed, (1) Vertical Aerospace Group Ltd., a private limited company incorporated in England and Wales with registered number 12590994 (the “Company”); (2) Broadstone Acquisition Corp., a Cayman Islands exempted company (“Broadstone”); (3) Broadstone Sponsor LLP, a United Kingdom limited liability partnership (the “Sponsor”); (4) Vertical Merger Sub Ltd., a Cayman Islands company limited by shares (“Merger Sub”); (5) Pubco; (6) Vincent Casey; and (7) the Company Shareholders (as defined in the BCA) shall enter into a business combination agreement (the “BCA”) pursuant to which, among other things, (a) Broadstone will merge with and into Merger Sub (the “Merger”), as a result of which (i) the separate corporate existence of Merger Sub shall cease and Broadstone shall continue as the surviving company and (ii) each issued and outstanding security of Broadstone immediately prior to the Merger Effective Time (as defined in the BCA) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, and (b) Pubco will acquire all of the issued and outstanding securities of the Company in exchange for the right of the holders thereof to receive a substantially equivalent security of Pubco (the “Share Acquisition” and, together with the Merger and the other transactions contemplated by the BCA, the “Transactions”).

(B)	The Company has issued, and the Sellers have subscribed for, loan notes convertible into A Ordinary Shares pursuant to a convertible loan note instrument (the “Convertible Loan Note Instrument”) and a related subscription agreement, each dated 11 March 2021 (the “Notes”).

(C)	In connection with the Transactions, (i) the Notes will convert into A Ordinary Shares pursuant to the Deeds of Noteholders, in accordance with the terms therein, immediately prior to the Share Acquisition Closing, such that each Seller is the holder of A Ordinary Shares and (ii) each Seller shall sell, and Pubco shall acquire, all the A Ordinary Shares held by each Seller subject to the terms and conditions of this Deed with such sale to be consummated concurrently with the Transactions.

IT IS AGREED THAT

1.	DEFINITIONS AND INTERPRETATIOn

1.1	In this Deed, unless the context otherwise requires:

“A Ordinary Shares” means A ordinary shares of £0.00001 each in the capital of the Company;

“Affiliate” means, in relation to a body corporate, any subsidiary or holding company of such body corporate, and any subsidiary of any such holding company, in each case from time to time;

“Agreed Form” means, in relation to any document, the form of that document which has been mutually agreed by the parties;

“BCA” has the meaning given in Recital A;

“Business Day” means a day (other than a Saturday or Sunday) on which banks in (i) New York City, USA, (ii) London, England, and (iii) George Town, Cayman Islands are open for ordinary banking business;

“Commission” means the Securities and Exchange Commission;

“Company” has the meaning given in Recital A;

“Completion” means completion of the sale and purchase of the A Ordinary Shares in accordance with Clause 4;

“Confidential Information” has the meaning given in Clause 7.1;

“Consideration” has the meaning given in Clause 3;

“Deed” means this deed;

“Deed of Noteholder” means each deed of noteholder entered into by each Seller on the date hereof;

“Effectiveness Date” has the meaning given in Clause 6.1;

“Encumbrance” means any interest or equity of any person (including any right to acquire, option or right of pre-emption), any mortgage, charge, pledge, lien, assignment, hypothecation, security interest (including any created by law), title retention or other security agreement or arrangement;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“Exchange Shares” means the ordinary shares, with $1.00 par value, of Pubco;

“Filing Date” has the meaning given in Clause 6.1;

“Lock-Up Agreement” means the lock-up agreement in substantially the form attached hereto as Schedule 2, to be entered into at Completion;

“Outstanding Options” means, at the relevant time, all outstanding options, warrants or other outstanding rights (whether or not conditional or contingent and assuming full performance of any performance linked rights), to subscribe for equity shares of Pubco or securities which are convertible into equity shares of the Pubco;

“Registrable Securities” has the meaning given in Clause 6.1;

“Registration Statement” has the meaning given in Clause 6.1;

“Representatives” means, in relation to a party, its Affiliates and their respective directors, officers, employees, agents, consultants and advisers;

“Sale Shares” has the meaning given in Clause 3.1;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Share Acquisition Closing” has the meaning given in the BCA;

“Suspension Event” has the meaning given in Clause 6.4;

“Sale Transaction” means the transactions contemplated by this Deed and/or the other Transaction Documents or any part thereof;

“Transaction Documents” means this Deed, the Deeds of Noteholder and any other documents entered into by the parties in connection with the Sale Transaction;

“Transfer Agent” has the meaning given in the BCA; and

“Working Hours” means 9:30 am to 5:30 pm on a Business Day based on the time at the location of the address of the recipient of the relevant notice.

1.2	In this Deed, unless the context otherwise requires:

(a)	“holding company” and “subsidiary” mean “holding company” and “subsidiary” respectively as defined in section 1159 of the Companies Act 2006;

(b)	every reference to a particular law shall be construed also as a reference to all other laws made under the law referred to and to all such laws as amended, re-enacted, consolidated or replaced or as their application or interpretation is affected by other laws from time to time and whether before or after Completion provided that, as between the parties, no such amendment or modification shall apply for the purposes of this Deed to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party;

(c)	references to clauses, recitals and schedules are references to Clauses and Recitals of and Schedules to this Deed, references to paragraphs are references to paragraphs of the Schedule in which the reference appears and references to this Deed include the Schedules;

(d)	references to the singular shall include the plural and vice versa and references to one gender include any other gender;

(e)	references to a “party” means a party to this Deed and includes its successors in title, personal representatives and permitted assigns;

(f)	references to a “person” includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality;

(g)	references to a “company” includes any company, corporation or other body corporate wherever and however incorporated or established;

(h)	references to “£” are references to the lawful currency from time to time of the United Kingdom;

(i)	references to times of the day are to London time unless otherwise stated;

(j)	references to writing shall include any modes of reproducing words in a legible and non-transitory form;

(k)	references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court official or any other legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

(l)	words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things; and

(m)	general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation.

1.3	The headings and sub-headings in this Deed are inserted for convenience only and shall not affect the construction of this Deed.

1.4	The schedule to this Deed shall form part of this Deed.

1.5	References to this Deed include this Deed as amended or varied in accordance with its terms.

2.	SALE OF A ORDINARY SHARES

On the terms set out in this Deed, each Seller shall sell and transfer to Pubco, and Pubco shall purchase from each Seller with effect from Completion the number of A Ordinary Shares as set out next to the name of each Seller in column (C) of Schedule 1, with all of the legal and beneficial title to such A Ordinary Shares with full title guarantee, free from all Encumbrances, together with all rights attaching to such A Ordinary Shares as at Completion (including all dividends and distributions declared, paid or made in respect of the A Ordinary Shares after Completion).

3.	CONSIDERATION

3.1	Subject to and upon the terms and conditions of this Deed, in full payment for the A Ordinary Shares, Pubco shall, without duplication, issue and deliver to the Sellers free from all Encumbrances the number of Exchange Shares as set out next to the name of each Seller in column (D) of Schedule 1 at Completion (the “Sale Shares”).

3.2	Prior to Completion, the Sellers shall provide written instructions to Pubco and its Transfer Agent to issue and deliver the Sale Shares in accordance with Schedule 1.

3.3	Pubco shall (a) cause the offer and sale of the Sale Shares to be registered under the Securities Act with the U.S. Securities and Exchange Commission (the “SEC”) and (b) cause the Sale Shares to be listed on the New York Stock Exchange (“NYSE”), in each case in accordance with the terms of this Deed.

4.	COMPLETION

4.1	During the period beginning on the date of this Deed and ending on the earliest of (i) Completion, (ii) termination of this Deed and (iii) the date on which the BCA is terminated in accordance with its terms, each Seller agrees not to sell, transfer, assign, novate or otherwise dispose of the Notes or the loans made pursuant to the Convertible Loan Note Instrument or create an Encumbrance over them without the prior written consent of Pubco.

4.2	Completion shall take place concurrently with the Share Acquisition Closing. Pubco shall notify the Sellers as soon as commercially practicable, but in no event later than two (2) Business Days prior to the Share Acquisition Closing of the time and date of the Share Acquisition Closing.

4.3	At Completion:

(a)	each Seller shall deliver to Pubco or procure the delivery to Pubco of:

(i)	all documents, duly executed and/or endorsed where required, required to enable title to all of the A Ordinary Shares held by that Seller to pass into the name of Pubco (or its nominees); and

(ii)	a copy of any power of attorney in Agreed Form under which any document to be executed by that Seller under this Deed has been executed; and

(b)	Pubco shall cause the Sale Shares to be issued and delivered to the Sellers in accordance with Clauses 3.1 and 3.2; and

(c)	Pubco and each Seller shall enter into the Lock-Up Agreement.

4.4	Without prejudice to any other rights and remedies Pubco may have, Pubco shall not be obliged to complete the sale and purchase of any of the A Ordinary Shares pursuant to this Deed unless the sale and purchase of all of the A Ordinary Shares hereunder is completed simultaneously.

5.	WARRANTIES

5.1	Each Seller, solely on behalf of itself, hereby warrants severally (not jointly and not jointly and severally) to Pubco as at the date of this Deed:

(a)	it is the sole legal and beneficial owner of Notes and the loans made pursuant to the Convertible Loan Note Instrument (as applicable) in the amount set out next to the name of that Seller in column (B) of Schedule 1; and

(b)	it has completed its independent inquiry and has relied fully upon the advice of legal counsel, tax, accountant, financial and other Representatives in determining the legal, tax, financial and other consequences of this Deed and the transactions contemplated hereby and the suitability of this Deed and the transactions contemplated hereby for itself and its particular circumstances, and, except as set forth herein, it has not relied upon any representations or advice by Pubco, the Company or their relevant Representatives.

5.2	Each Seller, solely on behalf of itself, hereby warrants severally (not jointly and not jointly and severally) to Pubco as at Completion:

(a)	the A Ordinary Shares set out opposite its name in column (C) of Schedule 1 are fully paid and free from all Encumbrances;

(b)	the A Ordinary Shares sold by it pursuant to this Deed are the only shares held by it in the Company, it is not a party to any agreement or arrangement pursuant to which it may receive additional shares in the Company (including but not limited to as a result of a subscription for, purchase, allotment or issue of shares, or conversion of any instrument or right into shares), nor is it contemplated that it will in the future become a party to any such agreement or arrangement;

(c)	it is the sole legal and beneficial owner of the A Ordinary Shares set out opposite its name in column (C) of Schedule 1 and it is entitled to transfer the full ownership of such A Ordinary Shares on the terms set out in this Deed;

(d)	no commitment has been given by such Seller to create an Encumbrance affecting the A Ordinary Shares (or any unissued shares or debentures or other unissued securities of the Company) and, to the knowledge of such Seller, no person has claimed any rights in connection with any of those things;

(e)	any and all amounts to be paid to or by the Sellers in connection with the Notes and the loans made pursuant to the Convertible Loan Note Instrument (including pursuant to applicable tax laws) have been paid and/or provided for, such that no claims associated with such Notes and loans can be asserted by or against the Sellers;

(f)	there are no voting trusts, proxies, shareholder agreements or any other written agreements or understandings, to which it is a party or by which it is bound, with respect to the voting or transfer of any of the A Ordinary Shares other than this Deed and the Deed of Noteholder; and

(g)	it does not have any contract, agreement or arrangement with any person to sell, transfer or grant participations to such person, or to any third party, with respect to the Sale Shares.

5.3	Each party, solely on behalf of itself, hereby warrants severally (not jointly and not jointly and severally) to each other party as at the date of this Deed and as of Completion that:

(a)	it is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted;

(b)	it has taken all necessary action and has all requisite power and authority to enter into and perform this Deed in accordance with its terms;

(c)	this Deed has been delivered, duly and validly executed;

(d)	this Deed constitutes (or shall constitute when executed) valid, legal and binding obligations on it in accordance with its terms;

(e)	the performance of and compliance with the terms and provisions of this Deed will not conflict with or result in a breach of, or constitute a default under, any agreement or instrument by which it is bound, or any law, order or judgment that applies to or binds it or any of its property;

(f)	no consent, action, approval or authorisation of, and no registration, declaration, notification or filing with or to, any competent governmental, administrative or supervisory authority is required to be obtained, or made, by it to authorise the execution or performance of this Deed by it; and

(g)	there is no pending or, to its knowledge, threatened litigation or claim, nor any outstanding governmental order, against or involving it, whether at law or equity, before or by any governmental authority, which would reasonably be expected to materially and adversely affect its ability to consummate the Transaction.

5.4	Pubco hereby warrants to each Seller as at Completion that:

(a)	the Sale Shares issued to each Seller are duly authorized, validly issued, fully paid and nonassessable and free of all Encumbrances; and

(b)	immediately following Completion, and assuming no redemptions in connection with the Merger: (1) the entire issued equity share capital of Pubco; and (2) all of those shares in the capital of Pubco which Pubco is obliged to issue upon the exercise in full of all Outstanding Options shall be as follows:

	(1) Issued	(2) Outstanding Options
Shares	257,062,500	298,482,500

5.5	Each of the warranties in Clauses 5.1, 5.3, 5.3 and 5.4 is separate and independent and, unless otherwise specifically provided, shall not be restricted or limited by reference to any other warranty or term of this Deed.

6.	Registration Statement.

For purposes of this Clause 6, the Sale Shares included in the Registration Statement shall include, as of any date of determination, the Sale Shares and any other equity security of Pubco issued or issuable with respect to the Sale Shares by way of share division, stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.

6.1	Pubco agrees that, within thirty (30) calendar days after the consummation of the Transactions (the “Filing Date”), Pubco will file with the Commission (at Pubco’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Sale Shares (the “Registrable Securities”), and Pubco shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but not later than the earlier of (i) sixty (60) calendar days following the consummation of the Transactions, (ii) ninety (90) calendar days following the consummation of the Transactions if the Commission notifies Pubco that it will “review” the Registration Statement or (iii) ten (10) Business Days after the date Pubco is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such date, the “Effectiveness Date”); provided, however, that Pubco’s obligations to include the Registrable Securities in the Registration Statement are contingent upon a Seller (as applicable) furnishing a completed and executed selling shareholder’s questionnaire in customary form to Pubco that contains the information required by the Commission rules for a Registration Statement regarding such Seller, the securities of Pubco held by such Seller and the intended method of disposition of the Registrable Securities to effect the registration of the Registrable Securities, and such Seller shall execute such documents in connection with such registration as Pubco may reasonably request that are customary of a selling shareholder in similar situations, including providing that Pubco shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as permitted hereunder; provided that such Seller shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities (excluding any such restrictions under the Lock-Up Agreement). Any failure by Pubco to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve Pubco of its obligations to file or effect the Registration Statement as set forth above in this Clause 6. Unless required under applicable laws and Commission rules, in no event shall a Seller be identified as a statutory underwriter in the Registration Statement; provided, that if a Seller is required to be so identified as a statutory underwriter in the Registration Statement, such Seller will have an opportunity to withdraw its Sale Shares from the Registration Statement.

6.2	In the case of registration effected by Pubco pursuant to this Deed, Pubco shall, upon reasonable request, inform the Seller as to the status of such registration. At its expense Pubco shall:

(a)	except for such times as Pubco is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Pubco determines to obtain, continuously effective with respect to such Seller, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) such Seller ceases to hold any Registrable Securities, (ii) the date all Registrable Securities held by such Seller may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Pubco to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) two (2) years from the Effectiveness Date;

(b)	advise each Seller as promptly as practicable, but in any event within five (5) Business Days:

(i)	when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)	after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(iii)	of the receipt by Pubco of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(iv)	subject to the provisions in this Deed, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Pubco shall not, when so advising such Seller of such events, provide such Seller with any material, nonpublic information regarding Pubco other than to the extent that providing notice to such Seller of the occurrence of the events listed in (i) through (iv) of this Clause 6.2(b) constitutes material, nonpublic information regarding Pubco;

(c)	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(d)	upon the occurrence of any event contemplated in Clause 6.2(b), except for such times as Pubco is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of the Registration Statement, Pubco shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e)	use its commercially reasonable efforts to cause all Sale Shares to be listed on each securities exchange or market, if any, on which the Exchange Shares are then listed;

(f)	use its commercially reasonable efforts to allow a Seller (as applicable) to review disclosure regarding such Seller in the Registration Statement and consider in good faith proposed revisions from such Seller; and

(g)	use its commercially reasonable efforts to (x) take all other steps reasonably necessary to effect the registration of the Sale Shares contemplated herein and (y) take such further action as such Seller may reasonably request, all to the extent required from time to time to enable such Seller to sell such Seller’s Sale Shares held by such Seller without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission, to the extent that such rule or such successor rule is available to Pubco).

6.3	Notwithstanding anything to the contrary in this Deed, if the Commission prevents Pubco from including in the Registration Statement any or all of Pubco Shares due to limitations on the use of Rule 415 of the Securities Act for the resale of Exchange Shares by a Seller (as applicable), the Registration Statement shall register for resale such number of Exchange Shares which is equal to the maximum number of Exchange Shares as is permitted by the Commission. In such event, the number of Exchange Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholder and as promptly as practicable after being permitted to register additional Exchange Shares under Rule 415 under the Securities Act, Pubco shall use commercially reasonable efforts to amend the Registration Statement or file a new Registration Statement to register such Exchange Shares not included in the initial Registration Statement.

6.4	Notwithstanding anything to the contrary in this Deed, Pubco shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require a Seller (as applicable) not to sell under the Registration Statement or to suspend the effectiveness thereof, if it determines that in order for the Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act and is materially prejudicial or onerous for Pubco to include or (ii) the negotiation or consummation of a transaction by Pubco or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Pubco’s board of directors reasonably believes, upon the advice of legal counsel (which may be in-house counsel), would require additional disclosure by Pubco in the Registration Statement of material information that Pubco has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Pubco’s board of directors, upon the advice of legal counsel (which may be in-house counsel), to cause the Registration Statement to fail to comply with applicable disclosure requirements or (iii) in the good faith judgment of the majority of Pubco’s board of directors, such filing or effectiveness or use of such Registration Statement, would be seriously detrimental to Pubco and the majority of the board of directors of Pubco concludes as a result that it is essential to defer such filing because it would (x) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (y) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (z) render the Company unable to comply with requirements under the Securities Act or Exchange Act (each such circumstance in subclauses (i) – (iii), a “Suspension Event”); provided, however, that Pubco may not delay or suspend the Registration Statement on more than three (3) occasions or for more than ninety (90) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve (12)-month period. Upon receipt of any written notice from Pubco of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Seller agrees that (i) it will immediately discontinue offers and sales of the Sale Shares under the Registration Statement until such Seller receives copies of a supplemental or amended prospectus (which Pubco agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Pubco that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Pubco except for disclosure to such Seller’s employees, agents and professional advisors who need to know such information and are obligated to keep it confidential, unless otherwise required by law or subpoena. If so directed by Pubco, such Seller will deliver to Pubco or, in such Seller’s sole discretion destroy, all copies of the prospectus covering the Sale Shares in such Seller’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Sale Shares shall not apply (i) to the extent such Seller is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

6.5	Indemnification.

(a)	Pubco agrees to indemnify and hold harmless, to the extent permitted by law, each Seller, its directors, officers, employees, advisers and agents, and each person who controls such Seller (within the meaning of the Securities Act or the Exchange Act) and each affiliate of each Seller (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Pubco by or on behalf of such Seller expressly for use therein.

(b)	Each Seller agrees, severally and not jointly with any other selling shareholder under the Registration Statement, to indemnify and hold harmless Pubco, its directors and officers and agents and each person who controls Pubco (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Seller expressly for use therein. In no event shall the liability of such Seller be greater in amount than the dollar amount of the net proceeds received by such Seller upon the sale of the Sale Shares giving rise to such indemnification obligation.

(c)	Any person entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)	The indemnification provided for under this Clause 6.5 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Sale Shares purchased pursuant to this Deed.

(e)	If the indemnification provided under this Clause 6.5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Clause 6.5, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Clause 6.5(e) from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of a Seller (together with any indemnification obligation under this Clause 6.5) be greater in amount than the dollar amount of the net proceeds received by such Seller upon the sale of the Sale Shares giving rise to such contribution obligation.

7.	CONFIDENTIALITY AND ANNOUNCEMENTS

7.1	Subject to Clause 7.4, Pubco and each Seller:

(a)	shall treat as strictly confidential the provisions of this Deed and the other Transaction Documents and the process of their negotiation (the “Confidential Information”); and

(b)	shall not, except with the prior written consent of the other parties, make use of (save for the purposes of performing its obligations under this Deed and the BCA) or disclose to any person (other than its Representatives in accordance with Clause 7.2) any Confidential Information.

7.2	Pubco and each Seller undertakes that it shall only disclose Confidential Information to its Representatives where it is reasonably required for the purposes of performing its obligations under this Deed or the other Transaction Documents and only where such recipients are informed of the confidential nature of the Confidential Information and the provisions of this Clause 6 and instructed to comply with this Clause 6 as if they were a party to it.

7.3	Subject to Clause 7.4, neither Pubco nor any Seller shall make any announcement (including any communication to the public, to any customers or suppliers of the Company) concerning the subject matter of this Deed without the prior written consent of the other parties.

7.4	Clauses 7.1 and 7.3 shall not apply if and to the extent that such party using or disclosing Confidential Information or making such announcement can demonstrate that:

(a)	such disclosure or announcement is required by applicable law or by any stock exchange or any supervisory, regulatory, governmental or anti-trust body (including, for the avoidance of doubt, any tax authority) having applicable jurisdiction; or

(b)	the Confidential Information concerned has come into the public domain other than through its fault (or that of its Representatives) or the fault of any person to whom such Confidential Information has been disclosed in accordance with this Clause 7.4.

7.5	The provisions of this Clause 6 shall survive termination of this Deed, and shall continue for a period of three (3) years from the date of this Deed is terminated in accordance with its terms.

8.	FURTHER ASSURANCE

Each party shall, at its own cost, promptly execute and deliver all such documents and do all such things and provide all such information and assistance, as the other parties may from time to time reasonably require for the purpose of giving full effect to the provisions of this Deed and to secure for the parties the full benefit of the rights, powers and remedies conferred upon it under this Deed.

9.	POWER OF ATTORNEY

9.1	From Completion and for so long after Completion as each Seller remains the registered holder of any A Ordinary Shares, it shall appoint Pubco to be its lawful attorney (the “Attorney”) to exercise all rights in relation to all such A Ordinary Shares as Pubco in its absolute discretion sees fit.

9.2	The power of attorney given in Clause 9.1 shall be irrevocable, save with the consent of Pubco, and is given by way of security to secure the proprietary interest of Pubco as purchaser of the relevant A Ordinary Shares, but shall expire on the date on which Pubco is entered in the register of members of the Company as holder of the relevant A Ordinary Shares.

9.3	For so long as the power of attorney given in Clause 9.1 remains in force, each Seller undertakes:

(a)	not to exercise any rights which attach to the relevant A Ordinary Shares or are exercisable in its capacity as registered holder of the relevant A Ordinary Shares without Pubco’s prior written consent;

(b)	to hold on trust for Pubco all dividends and other distributions of profits or assets received by such Seller in respect of the relevant A Ordinary Shares and to promptly notify Pubco as attorney of anything received by such Seller in its capacity as registered holder of the relevant A Ordinary Shares;

(c)	to act promptly in accordance with Pubco’s instructions in relation to any rights exercisable or anything received by it in its capacity as registered holder of the relevant A Ordinary Shares; and

(d)	to ratify whatever Pubco may do as attorney in its name or on its behalf in exercising the powers contained in this Clause 9.

9.4	Nothing in Clause 9.3 shall require any Seller to take any action (or require it to omit to take any action) where such action or omission would breach any applicable laws.

9.5	Notwithstanding the foregoing, the power and authority granted pursuant to Clause 9.1 shall in no way authorize the Attorney to:

(a)	increase the obligations or alter or remove any existing rights of any Seller under the Convertible Loan Note Instrument or in connection with any securities issuable pursuant thereto (excluding the right to convert the Notes, which each Seller expressly authorizes); and

(b)	subject any Seller to any non-compete, non-investment or non-solicitation or similar clause or any unlimited liability (excluding fraud by the Seller).

10.	ENTIRE AGREEMENT AND REMEDIES

10.1	This Deed and the other Transaction Documents together set out the entire agreement between the parties relating to the sale and purchase of the A Ordinary Shares and, save to the extent expressly set out in this Deed or any other Transaction Document, supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto. This Clause shall not exclude any liability for or remedy in respect of fraudulent misrepresentation.

10.2	The rights, powers, privileges and remedies provided in this Deed are cumulative and not exclusive of any rights, powers, privileges or remedies provided by law.

10.3	This Deed shall automatically terminate and the Sale Transaction shall be abandoned immediately upon the termination of the BCA in accordance with the terms thereof. In the event of such termination, save where expressly stated to the contrary in this Deed, the rights and obligations of the parties hereunder shall be of no further force and effect, provided that nothing in this Clause 10.3 shall act so as to restrict the rights and liabilities of the parties in relation to a breach of this Deed prior to such termination. Furthermore, in the event of such termination, no Released Person (as such term is defined below) shall have any liability or any obligation of any nature to any Releasing Person (as such term is defined below) under this Deed. If the Completion does not take place concurrently with the Share Acquisition Closing, each Seller shall have the right to terminate all of its obligations under this Deed at any time by providing notice of such termination to Pubco.

11.	RELEASE

11.1	Effective as of termination of the BCA, to the fullest extent permitted by applicable law, each Seller, on behalf of itself and its Affiliates (the “Releasing Persons”), hereby releases and discharges Pubco, the Company, Broadstone, the Sponsor and Merger Sub, and each of their directors, officers, employees and Affiliates (the “Released Persons”), from and against any and all actions, both at law and in equity (excluding fraud), for any “loss of opportunity or chance” or similar cause of action in connection with this Deed and the BCA.

12.	WAIVER AND VARIATION

12.1	A failure or delay by a party to exercise any right or remedy provided under this Deed or by law, whether by conduct or otherwise, shall not constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under this Deed or by law, whether by conduct or otherwise, shall preclude or restrict the further exercise of that or any other right or remedy.

12.2	A waiver of any right or remedy under this Deed shall only be effective if given in writing and shall not be deemed a waiver of any subsequent breach or default.

12.3	No variation or amendment of this Deed shall be valid unless it is in writing and duly executed by or on behalf of all of the parties to this Deed. Unless expressly agreed, no variation or amendment shall constitute a general waiver of any provision of this Deed, nor shall it affect any rights or obligations under or pursuant to this Deed which have already accrued up to the date of variation or amendment and the rights and obligations under or pursuant to this Deed shall remain in full force and effect except and only to the extent that they are varied or amended.

13.	INVALIDITY

Where any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction then such provision shall be deemed to be severed from this Deed and, if possible, replaced with a lawful provision which, as closely as possible, gives effect to the intention of the parties under this Deed and, where permissible, that shall not affect or impair the legality, validity or enforceability in that, or any other, jurisdiction of any other provision of this Deed.

14.	ASSIGNMENT

No person shall assign, transfer, charge or otherwise deal with all or any of its rights under this Deed nor grant, declare, create or dispose of any right or interest in it, except to its Affiliates (an “Affiliate Transfer”). Prior to an Affiliate Transfer, the transferor shall give written notice to the other parties to this Deed.

15.	NOTICES

15.1	Any notice or other communication given under this Deed or in connection with the matters contemplated herein shall, except where otherwise specifically provided, be in writing in the English language, addressed as provided in Clause 15.2 and served:

(a)	by hand to the relevant address, in which case it shall be deemed to have been given upon delivery to that address provided that any notice delivered outside Working Hours shall be deemed given at the start of the next period of Working Hours;

(b)	by courier (or if from or to any place outside the United Kingdom, by reputable, nationally recognised overnight courier service) to the relevant address, in which case it shall be deemed to have been given two Business Days after its delivery to a representative of the courier; or

(c)	by e-mail to the relevant email address, in which case it shall, subject to no automated notification of delivery failure being received by the sender, be deemed to have been given when despatched provided that any email despatched outside Working Hours shall be deemed given at the start of the next period of Working Hours, provided, however, that notice given pursuant to Clauses 15.1(a) and 15.1(b) shall not be effective unless a duplicate copy of such notice is also given by hand or by e-mail.

15.2	Notices under this Deed shall be sent for the attention of the person and to the address or e-mail address, subject to Clause 15.3, as set out below:

For the Sellers:

to the address set out on the signature page of the respective Seller;

For Pubco:

Name:	Pubco
For the attention of:	Vertical Aerospace Ltd.
Address:	140-142 Kensington Church StreetLondon, England W8 4BN
E-mail:	##################################

with a copy (which shall not constitute notice) to:

Name:	Latham & Watkins (London) LLP
For the attention of:	J. David Stewart and Robbie McLaren
Address:	99 Bishopsgate
London, EC2M 3XF
United Kingdom
E-mail:	###################### and #####################

15.3	Any party to this Deed may notify each other party of any change to its address or other details specified in Clause 15.2 provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

16.	COSTS

Except as otherwise provided in this Deed, each party shall bear its own costs arising out of or in connection with the preparation, negotiation and implementation of this Deed and all other Transaction Documents.

17.	RIGHTS OF THIRD PARTIES

Save where expressly provided in respect of a Released Person, a person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

18.	COUNTERPARTS

This Deed may be executed in any number of counterparts. Each counterpart shall constitute an original of this Deed but all the counterparts together shall constitute but one and the same instrument.

19.	GOVERNING LAW AND JURISDICTION

19.1	This Deed and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England and Wales.

19.2	The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any Disputes, and waive any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum.

19.3	For the purposes of this Clause, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Deed, including a dispute regarding the existence, formation, validity, interpretation, performance, breach or termination of this Deed and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Deed.

Schedule 1

THE SELLERS

(A) Seller	(B) Loan Amount	(C) A Ordinary Shares	(D) Exchange Shares
Microsoft Corporation	£15,000,000	7,736	9,420,621
Rocket Internet SE	£10,000,000	5,157	6,280,414

Schedule 2

LOCK-UP AGREEMENT

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

PUBCO:

EXECUTED and delivered	)

as a DEED by	)

VERTICAL AEROSPACE LTD.	)

acting by a person authorized to act on	)	/s/ Vinny Casey
behalf of the company under the laws of the Cayman Islands	)	Name: Vinny Casey

in the presence of:

/s/ Jemma Casey		Signature of Witness

Jemma Casey		Name of Witness

N/A		Occupation of Witness

## ####### #######		Address of Witness

######

#######

[Signature page to Share Purchase Deed]

THE SELLERS:

EXECUTED and delivered	)

as a DEED by	)

MICROSOFT CORPORATION	)

acting by a person authorized to act on behalf of the	)	/s/ Keith R. Dolliver
company under the laws of the state of Washington	)	Name: Keith R. Dolliver

Notice details for Microsoft Corporation

Name:	Microsoft Corporation
For the attention of:	Garrett Krueger
Address:	One Microsoft Way, Redmond, WA 98052-6399, USA
E-mail:	######################
with a copy (which shall not constitute notice to)
Matthew Goldstein #######################
and
Michael Young ######################

[Signature page to Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by	)	/s/

ROCKET INTERNET SE	)

acting by a person authorized to act on	)	ppA Arnd Lodowicks
behalf of the company under the laws of Germany	)	Name:

in the presence of:

/s/ Gregor Janknecht		Signature of Witness

Gregor Janknecht		Name of Witness

Managing Director		Occupation of Witness

############## #,		Address of Witness

##### ######,

#######

Notice details for Rocket Internet SE

Name:	Rocket Internet SE
For the attention of:	Inka Brunn
Address:	Charlottenstr. 4, 10969 Berlin, Germany
E-mail:	#########################
#################
#################################

[Signature page to Share Purchase Deed]